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                                                 EXHIBIT 11
                                  COMPUTATION OF EARNINGS PER COMMON SHARE

                                                        Three Months Ended           Nine Months Ended
                                                          September 30               September 30
                                                      1995           1994           1995          1994
Earnings per common and common equivalent share

Net income (loss) available to common
  and equivalent shares                           $(  173,373)  $(  159,386)    $(  554,676)  $(  133,743)

Weighted average common shares
  outstanding                                       1,749,163     1,514,213       1,710,367     1,506,941
Adjustments
  Assumed issuance of shares purchased
    under stock option and stock purchase
    plans                                               6,782        58,506           6,041        88,622
  Assumed exercise of warrants                              -           627          16,666         7,796
  Assumed conversion of:
    Class A Variable Rate Cumulative
      Convertible Preferred Stock                   4,894,463     4,894,463       4,894,463     4,894,463
    Class B Variable Rate Cumulative
      Convertible Preferred Stock                     183,542       417,728         222,338       424,753

Total common and equivalent shares                  6,833,950     6,885,537       6,849,879     6,922,575

Loss per common and equivalent share           $ (        .03)$(        .02)  $(        .08)$(        .02)


Fully diluted earnings per common and common equivalent share

Net loss available to common and
  equivalent share                                $(  173,373)  $(  159,386)    $(  554,676)  $(  133,743)

Weighted average common shares
  outstanding                                       1,749,163     1,514,213       1,710,367     1,506,941
Adjustments
  Assumed issuance of shares purchased
    under stock option and stock purchase
    plans                                               7,242        58,506           6,323        88,622
  Assumed exercise of warrants                              -           627          16,666         7,796
  Assumed conversion of:
    Class A Variable Rate Cumulative
      Convertible Preferred Stock                   4,894,463     4,894,463       4,894,463     4,894,463
    Class B Variable Rate Cumulative
      Convertible Preferred Stock                     183,542       417,728         222,338       424,753

Total common and equivalent shares                  6,834,410     6,885,537       6,850,157     6,922,575

Loss per common and equivalent share           $ (        .03) $(       .02)  $(        .08)$(        .02)

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